EXHIBIT 1.1

EQUITY DISTRIBUTION PROGRAM
Distribution Agreement

January 14, 2011
Knight Capital Americas, L.P.
320 Park Avenue, 15th Floor
New York, NY 10022

Ladies and Gentlemen:

Oilsands Quest Inc., a Colorado corporation (the “Company”), confirms its agreement with Knight Capital Americas, L.P., as agent (“you” or “KCA”), with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described below, of up to an aggregate number of shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company having a aggregate gross sales price of up to $20,000,000 (the “Maximum Number of Shares”).  Such shares are hereinafter collectively referred to as the “Shares.” The Shares are described in the Prospectus referred to below.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-168461) (the “registration statement”) for the registration of at least the Maximum Number of Shares, under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), which sets forth the terms of the offering, sale, plan of distribution of the Shares and additional information concerning the Company and its business.  Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to KCA, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the effective time, and (3) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act.  Except where the context otherwise requires, as used herein, (1) “Basic Prospectus” means the prospectus filed as part of each Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement; (2) “Prospectus Supplement” means the final prospectus supplement dated January 14, 2011, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to KCA in connection with the offering of the Shares; (3) “Prospectus” means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement; (4) “Permitted Free Writing Prospectuses” means the documents listed on Exhibit J hereto.  Any reference herein to the registration statement, the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents.  Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), on or after the initial effective date of the Registration Statement, or the date of Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

The Company and KCA agree as follows:

1.	Issuance and Sale.

(a)
Upon the basis of the representations and warranties and subject to the terms and conditions set forth herein on any Exchange Business Day (as defined below) selected by the Company, the Company and KCA shall enter into an agreement in accordance with Section 3 hereof regarding the number of Shares to be placed by KCA as agent for the Company and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as an “Transaction”).  As used in this Agreement, (i) the “Term” shall be the period commencing on the date hereof and ending on the earliest of (x) January 14, 2012, (y) the date on which the Maximum Number of Shares have been issued and sold pursuant to this Agreement, and (z) the termination of this Agreement pursuant to Sections 9 or 10 hereof (the “Termination Date”), (ii) an “Exchange Business Day” means any day during the Term that is a trading day for the Exchange other than a day on which trading on the Exchange, as defined below, is scheduled to close prior to its regular weekday closing time, and (iii) “Exchange” means the NYSE Amex LLC.

(b)
Subject to the terms and conditions set forth below, the Company appoints KCA as agent in connection with the offer and sale of Shares in any Transactions entered into hereunder.  KCA will use commercially reasonable efforts to sell such Shares in accordance with the terms and conditions hereof and of the applicable Transaction Notice (as defined below).  Neither the Company nor KCA shall have any obligation to enter into a Transaction.  The Company shall be obligated to issue and sell through KCA, and KCA shall be obligated to use commercially reasonable efforts, as provided herein and in the applicable Transaction Notice, to place Shares issued by the Company only if and when a Transaction Notice related to such a Transaction has been delivered by KCA and accepted by the Company as provided in Section 3 hereof.  KCA shall have the right, in its sole discretion, to reject any offer to purchase Shares, as a whole or in part, by persons solicited by KCA and any such rejection shall not be deemed a breach of KCA’s agreement herein.  The Company may accept or reject any proposed offer to purchase Shares, as a whole or in part, and no such rejection shall be deemed a breach of the Company’s agreement herein.

(c)
KCA covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to this Agreement, other than (A) by means of ordinary brokers’ transactions between members of the Exchange that qualify for delivery of a Prospectus to the Exchange in accordance with Rule 153 under the Act and meet the definition of an “at the market” offering under Rule 415(a)(4) under the Act (such transactions are hereinafter referred to as “At-the-Market-Offerings”) and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and KCA in writing.  The Company acknowledges and agrees that in the event a sale of the Shares on behalf of the Company would constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act (“Regulation M”) or KCA reasonably believes it may be deemed an “underwriter” under the Act in a transaction that is not an At-the-Market Offering, the Company will provide to KCA, at KCA’s request and upon reasonable advance notice to the Company, on or prior to any Closing Date, the opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 7 hereof that the Company would be required to provide to KCA in connection with the amendment or supplementation of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, each dated the Closing Date, and such other documents and information as KCA shall reasonably request.  Solely with respect to such sales that would constitute the sale of a “block” or a “distribution,” KCA shall use commercially reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Shares has been solicited by KCA and accepted by the Company.

(d)
Any obligation of KCA to use its commercially reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein as provided in Section 8(a), to the performance by the Company of its covenants in Sections 5 and 7 hereof and elsewhere in this Agreement and to the continuing satisfaction of the additional conditions specified in Sections 6 and 8 hereof.

(e)
If the Company shall default on its obligation to deliver Shares to a purchaser whose offer it has accepted, the Company shall (i) hold KCA harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to KCA any fee to which it would otherwise be entitled in connection with such sale.

2.      No Purchases as Principal.  Neither the Company nor KCA shall enter into, or have any obligation to enter into, any transaction in which KCA would be obligated to purchase Shares as a principal pursuant to this Agreement.

3.	Transaction Notices and Sales Process.

(a)
The Company may, from time to time during the Term, propose to KCA that they enter into a Transaction to be executed on a specified Exchange Business Day.  If KCA agrees to the terms of such proposed Transaction or if the Company and KCA agree to modified terms for such proposed Transaction, then KCA shall promptly send to the Company a notice, substantially in the form of Exhibit A hereto (each, a “Transaction Notice”), confirming the agreed terms of such proposed Transaction.  If the Company wishes such proposed Transaction to become a binding agreement between it and KCA, the Company shall promptly indicate its acceptance thereof by countersigning and returning such Transaction Notice to KCA or sending a written notice to KCA (by any means permissible under Section 12 hereof) indicating its acceptance.  The terms reflected in a Transaction Notice shall become binding on KCA and the Company only if accepted by the Company no later than the times specified in Section 3(b) hereof.  Each Transaction Notice shall specify, among other things:

(i)	the Exchange Business Day on which the Shares subject to such Transaction are intended to be sold (the “Purchase Date”);

(ii)
the number of Shares that the Company intends to sell (the “Specified Number of Shares”) on such Purchase Date, which shall be no less than 5% and no more than 25% of the average daily trading volume (as defined by Rule 100 of Regulation M under the Exchange Act, the “ADTV”) in the Common Stock on the Exchange for 30 Exchange Business Days preceding the date of delivery of the Transaction Notice, or as otherwise agreed between the Company and KCA and set forth in the Transaction Notice; and

(iii)	the lowest price (if any) at which the Company shall be obligated to sell Shares in such Transaction (a “Floor Price”).

A Transaction Notice shall not set forth a Specified Number of Shares that, when added to the aggregate number of Shares previously purchased and to be purchased pursuant to pending Transaction Notices (if any) hereunder, results in a total that exceeds the Maximum Number of Shares.  The Company shall have responsibility for maintaining records with respect to the aggregate dollar amount of Shares sold, or for otherwise monitoring the availability of Shares for sale under the Registration Statement.  There shall be no more than one Transaction Notice and one related Transaction with respect to any Purchase Date.  A Transaction Notice conforming to the foregoing requirements, once accepted by the Company, shall be irrevocable, and the Company shall be obligated to sell the Specified Number of Shares and KCA shall be obligated, subject to the terms of, and satisfaction of the conditions set forth in, this Agreement and such Transaction Notice, including, but not limited to, Sections 1(c), (d) and (e) and Section 3(e) hereof, to use its commercially reasonable efforts to solicit offers for the Shares.  Notwithstanding the foregoing, if the terms of any Transaction contemplate that Shares shall be sold on more than one Purchase Date, then the Company and KCA shall agree to such additional terms and conditions as they deem necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in the relevant Transaction Notice and be binding to the same extent as any other terms contained therein.

(b)
If the Company’s Common Stock is an “actively-traded security” within the meaning of Rule 101(c)(1) of Regulation M, the Purchase Date in respect of the Shares deliverable pursuant to any Transaction Notice shall be the Exchange Business Day next following the date on which such Transaction Notice is accepted if such acceptance occurs by 4:30 p.m. (New York time) on such acceptance date; provided that if a Transaction Notice is accepted prior to 8:30 a.m. (New York time) on an Exchange Business Day (or by such later time as KCA may agree in its sole discretion), the Purchase Date in respect of such Shares shall be such date of acceptance.  If the Company’s Common Stock is not an “actively-traded security” within the meaning of Rule 101(c)(1) of Regulation M, the Purchase Date in respect of the Shares deliverable pursuant to any Transaction Notice shall be the second Exchange Business Day next following the date on which such Transaction Notice is accepted if such acceptance occurs by 4:30 p.m. (New York time) on such acceptance date unless KCA determines in its sole discretion that the Purchase Date in respect of such Shares shall be Exchange Business Day next following the date on which such Transaction Notice is accepted.  KCA’s commission for Transactions shall be 4% of the actual sales price of the Shares (the “Gross Sale Price”) and the difference between the Gross Sales Price and the commission payable to KCA is defined herein as the “Net Sales Price”).

(c)
If Shares are to be sold in a Transaction that is an At-the-Market Offering, KCA will confirm in writing to the Company the number of Shares sold on any Exchange Business Day and the related Gross Sales Price and Net Sales Price no later than the opening of trading on the immediately following Exchange Business Day.

(d)
Payment of the Net Sales Price for Shares sold by the Company on any Purchase Date pursuant to a Transaction Notice shall be made to the Company by federal funds wire transfer to the account set forth in Exhibit L hereto, against delivery of such Shares to the accounts specified in writing by KCA.  Such payment and delivery shall be made at or about 10:00 a.m., local time in New York, New York, on the third Exchange Business Day (or such other day as may, from time to time, become standard industry practice for settlement of such a securities issuance) following each Purchase Date (the “Closing Date”).  If the Company fails for any reason to make timely delivery of such Shares after receiving payment therefor, the Company shall indemnify KCA and its successors and assigns and hold them harmless from and against any loss, damage, expense, liability or claim that KCA may incur as a result of such failure.

(e)
If, as provided in the related Transaction Notice, a Floor Price has been agreed to by the parties with respect to a Transaction, and KCA thereafter determines and notifies the Company that the Gross Sales Price for such Transaction would not be at least equal to such Floor Price, then the Company shall not be obligated to issue and sell to or through KCA, and KCA shall not be obligated to purchase or place, the Specified Number of Shares for such Transaction, except that KCA may, at its option, elect to have the Gross Sales Price for such Transaction equal such Floor Price in which case the parties shall be obligated to consummate such Transaction on that basis.

(f)
If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of the Shares under this Agreement and any Transaction Notice shall be suspended until that or another exemptive provision shall have been satisfied in the judgment of each party.  KCA and the Company shall each calculate on a weekly basis the ADTV of the Common Stock.

4.      Representations and Warranties of the Company.  The Company represents and warrants to KCA, on and as of (i) the date hereof, (ii) each date on which the Company accepts a Transaction Notice (a “Time of Acceptance”), (iii) each Purchase Date or Time of Sale (as defined below (if different) and (iv) each Closing Date, each such date listed in (i) through (iv), a “Representation Date”) that:

(a)
Registration Statement; Prospectus; and Any Permitted Free Writing Prospectus.  (i)The Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the applicable requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; (ii) the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the applicable requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)); (iii) the Prospectus complied or will comply, at the time it was or will be filed with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the applicable requirements of the Act; (iv) the Registration Statement did not, as of the time of its effectiveness, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (v) at no time during the period that begins on the earlier of the date of such Basic Prospectus and the date such Basic Prospectus was filed with the Commission and ends at the time of purchase did or will any Basic Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Basic Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (v) each of the Prospectus Supplement and the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, in all material respects, with the applicable requirements of the Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Act); (vi) at no time during the period that begins on the earlier of the date of the Prospectus Supplement and the date the Prospectus Supplement is filed with the Commission and ends at the later of the time of purchase, the latest additional time of purchase, if any, and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares did or will any Prospectus Supplement or the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (vii) at no time during the period that begins on the date of such Permitted Free Writing Prospectus and ends at the time of purchase did or will any Permitted Free Writing Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in or omitted from the Registration Statement, the Basic Prospectus, the Prospectus, the Prospectus Supplement, or any Permitted Free Writing Prospectus in reliance upon and in conformity with information furnished in writing by or on behalf of KCA expressly for use in the Registration Statement, the Basic Prospectus, the Prospectus, the Prospectus Supplement, or such Permitted Free Writing Prospectus; and (viii) each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the applicable requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  “Time of Sale” means, with respect to each offering of Shares, the time after the Time of Acceptance as to such Shares and immediately prior to KCA’s initial entry into contracts with investors for the sale of such Shares.

(b)
Proper Use of Prospectus and Any Permitted Free Writing Prospectus.  Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Basic Prospectuses and the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by KCA, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 or Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; neither the Company nor KCA is disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement.

(c)
FINRA Matters.  In accordance with Rule 5110(b)(7)(C)(i) of the Financial Industry Regulatory Authority (“FINRA”), the Shares have been registered with the Commission on Form S-3 under the Act pursuant to the standards for such Form S-3 in effect prior to October 21, 1992.

(d)
Incorporated Documents.  The documents incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the applicable requirements of the Act or the Exchange Act, as applicable, and none of such documents, when they became effective or were filed with the Commission contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information concerning KCA furnished in writing to the Company by KCA expressly for use therein.

(e)
Organization and Power.  Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, each of the Company and each subsidiary of the Company set forth on Schedule I hereto (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly incorporated or formed (as the case may be) and is validly existing as a corporation or other entity and is in good standing under the laws of its respective jurisdiction of incorporation or formation with all requisite entity power and authority to own, lease and operate its respective properties and to conduct its respective business as conducted and as proposed to be conducted as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus. The only subsidiary of the Company , the total assets of which constitute more than 10% of the consolidated assets of the Company as at December 31, 2010 or the total revenues of which constitute more than 10% of the consolidated revenues of the Company as at December 31, 2010 (the "Material Subsidiaries") of the Company is Oilsands Quest Sask Inc.

(f)
Capitalization.  As of the date of this Agreement, the Company has, and as of each Representation Date the Company will have, the authorized capitalization as set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus; and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance in all material respects with all applicable laws (including, but not limited to, federal, provincial and state securities laws), and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and the Shares will conform in all material respects to the description thereof contained in any Permitted Free Writing Prospectus and the Prospectus, as amended or supplemented.

(g)
Qualification.  Each of the Company and the Subsidiaries is duly qualified or registered to do business as a foreign entity in good standing in each jurisdiction in which it conducts its respective business as conducted, and as proposed to be conducted as described in the Registration Statement, the Prospectus or any

Permitted Free Writing Prospectus, or where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify, individually or in the aggregate, would not have, or reasonably be expected to have, a material adverse effect on the business, assets, prospects, properties, financial condition or results of operation of the Company and the Subsidiaries, taken as a whole (a “Material Adverse Effect”).

(h)
Subsidiaries.  The Company has no significant subsidiaries (as defined in Rule 1-02 of Regulation S-X under the Act) other than the Material Subsidiaries; and other than the Subsidiaries the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity.

(i)
Organizational Documents.  Complete and correct copies of the articles of incorporation and of the bylaws (or other organizational instruments) of the Company and the Subsidiaries and all amendments thereto have been delivered to KCA or included in the Registration Statement, and except as set forth in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, no changes therein will be made during the term of this agreement.

(j)
Subsidiary Capitalization.  Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, all of the outstanding equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable  all of the outstanding equity interests of each of the Subsidiaries are owned by the Company subject to no security interest, mortgage, pledge, lien, encumbrance, claim or other equity or adverse claim (collectively, “Encumbrances”).

(k)
No Restrictions on Subsidiaries. None of the Material Subsidiaries of the Company is currently prohibited, directly or indirectly, under any applicable law or agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company.

(l)
Compliance with Laws.  Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, the Company and each of the Subsidiaries are in compliance in all material respects with all applicable laws, orders, rules, regulations, directives, decrees and judgments.

(m)
Reporting Obligations in Canada; Canadian Short Form Prospectus Filing. The Company is a reporting issuer or an equivalent thereof in each of the provinces of Canada (other than the Province of Quebec) and is not noted in default on the list of reporting issuers maintained by the applicable securities commission in each of those jurisdictions (the "Securities Commissions"). The Company is eligible to file a short form prospectus with the Alberta Securities Commission under National Instrument 71-101 -- The Multijurisdictional Disclosure System; a final MRRS decision document has been obtained from the Alberta Securities Commission confirming that a final receipt has been issued by each of the Securities Commissions in respect of the final base shelf prospectus of the Company dated August 16, 2010; the Alberta Securities Commission has not revoked such decision document; and no order having the effect of ceasing or suspending the distribution of the securities of the Company has been issued by the Alberta Securities Commission and no proceeding for that purpose has been initiated or threatened by the Alberta Securities Commission.

(n)	Non-contravention.

(i)
Neither the Company nor any of the Subsidiaries is in breach of, or in default under (nor has any event occurred that, with notice, lapse of time, or both, would result in any breach of, or constitute a default under), (a) its respective articles of incorporation, charter, other formation documents or by-laws or (b) in the performance or observance of any obligation, covenant or condition contained in any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, lease, or other agreement or instrument to which the Company or any of the Material Subsidiaries is a party or by which any of them or any of their properties is bound, except in the case of clause (b), for such breaches or defaults as would not have, or reasonably be expected to have, a Material Adverse Effect.

(ii)
The execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event that, with notice, lapse of time, or both, would result in any breach of, or constitute a default under) (a) the respective articles of incorporation, charter, other formation documents or by-laws of the Company or any of the Subsidiaries, (b) any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, lease, or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or (c) any federal, state, provincial, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Material Subsidiaries.

(o)
Authorization of Agreement.  The Company has full legal right, power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein; and this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms.

(p)
Authorization of Shares.  The Shares have been duly authorized and, when issued, delivered and paid for as provided in this Agreement, will be validly issued, fully paid and nonassessable, free and clear of any Encumbrance (other than any Encumbrance that may be created by the purchaser of such Shares).

(q)
No Registration, Preemption, First Refusal or Participation Rights.  There are no agreements, arrangements or understandings between the Company or its Subsidiaries and any person or entity granting such person or entity the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Act, any securities or shares of capital stock of the Company or any of its Subsidiaries upon the issue and sale of the Shares hereunder, or to require the Company or any of its Subsidiaries to include such securities with the Shares registered pursuant to the Registration Statement, nor does any person have preemptive rights, co-sale rights, rights of first refusal or other rights to purchase any of the Shares other than those that have been expressly waived before the date hereof.

(r)
Form of Certificate.  The form of certificates evidencing the Shares (to the extent such Shares are certificated) complies with all applicable legal requirements and, in all material respects, with all applicable requirements of the charter and bylaws of the Company and the requirements of the Exchange (if any).

(s)
Consents and Approvals.  No consent, approval, authorization or order of or filing with any federal, state, provincial, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with (i) the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby or (ii) the sale and delivery of the Shares, other than (w) such as have been obtained, or will have been obtained on the relevant Closing Date under the Act, the Exchange Act or applicable Canadian provincial securities laws, (x) such approvals as have been obtained in connection with the approval of the listing of the Shares on the Exchange (y) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by KCA and (z) where failure to obtain such consent, approval, authorization or order or filing would not have, or reasonably be expected to have, a Material Adverse Effect. All necessary documents have been filed, all necessary proceedings have been taken and all other legal requirements under Alberta securities laws have been fulfilled by the Company in order to qualify the sale of the Common Stock to the public in the United States and to permit the sale and delivery of the Common Stock to the public in the United States pursuant to this Agreement.

(t)
Accountants. KMPG LLC, which has certified certain consolidated financial statements of the Company and the Subsidiaries, is and was during the periods covered by its reports an independent registered public accounting firm with respect to the Company and its Subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act.

(u)
Licenses and Permits.  Each of the Company and the Subsidiaries has all necessary licenses, permits, authorizations, consents and approvals and has made all necessary filings required under any federal, state, provincial, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus except where the failure to possess such licenses, authorizations, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, would not have, or reasonably be expected to have, a Material Adverse Effect; and except as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus; neither the Company nor, to the best of the Company’s knowledge, any of the Subsidiaries is in violation of, in default under or has received any notice regarding a possible violation, default or revocation of any such license, permit, authorization, consent or approval or any federal, state, provincial, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries the effect of which would have, or would reasonably be expected to have, a Material Adverse Effect.

(v)
Conformity with Oil and Gas Industry Practice. Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus any and all operations of the Company and the Subsidiaries and, to the best of the knowledge, information and belief of the Company, after due inquiry, any and all operations by third parties on or in respect of the assets and properties of the Company or any of the Material Subsidiaries, have been conducted in accordance with good oil and gas industry practices except where the lack of, or lesser standard of, such conduct would not have a Material Adverse Effect.

(w)
Exploration Interests. Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (i) all interests in exploration, exploitation or extraction rights or similar rights that are held by the Company or any of its Subsidiaries are valid and enforceable, are free and clear of any material liens, Encumbrances or charges, and no material royalty is currently payable in respect of any of them; and (ii) no other property rights are necessary for the conduct of the Company’s business as described therein, and there are no restrictions on the ability of the Company and any of its Subsidiaries to use, transfer or otherwise exploit any such property rights except as required by applicable law except in each case as is not reasonably likely to have a Material Adverse Effect.

(x)
Bitumen Estimates. The information relating to the report of McDaniel and Associates Consultants Ltd. ("McDaniel") dated June 25, 2010 with respect to an estimate of the discovered and undiscovered bitumen resources, prospective bitumen resources and contingent bitumen resources on portions of the Company's Axe Lake, Raven Ridge Wallace Creek and Eagles Nest properties as of April 30, 2010 (the "McDaniel Report") contained in the Time of Sale Prospectus and the Prospectuses has been disclosed in all material respects in accordance with National Instrument 51-101- Standards of Disclosure for Oil and Gas Activities. The Company and any of the Subsidiaries made available to McDaniel prior to the issuance of the McDaniel Report all information requested by McDaniel, which information did not contain any misrepresentation; the Company has no knowledge of any adverse material change in any information provided to McDaniel since the date that such information was so provided; the Company believes that the McDaniel Report accurately estimates the discovered, undiscovered and contingent resources, as applicable, at the Axe Lake, the Raven Ridge, the Eagles Nest and the Wallace Creek properties as at the effective date thereof based upon information available in respect of such resources at the time such report was prepared and the assumptions contained therein; and the Company has no knowledge of any adverse material change in any resource information upon which the McDaniel Report is based.

(y)
Conformity with EDGAR.  The format of the Basic Prospectus, the Prospectus, any Permitted Free Writing Prospectus and any prospectus supplement filed in connection with this Agreement that is delivered to KCA for use in connection with any transactions occurring hereunder will be identical in all material respects to the respective versions of the Basic Prospectus, the Prospectus, such Permitted Free Writing Prospectus and such prospectus supplement filed with the Commission via its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T of the federal securities laws.

(z)
Descriptions of Proceedings.  All legal or governmental proceedings, agreements, instruments or other documents or arrangements of a character required to be described in the Registration Statement, the Basic Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described in the Registration Statement, any Basic Prospectus or the Prospectus or filed as an exhibit to the Registration Statement as required (including in any Incorporated Document).

(aa)
Litigation and Proceedings.  Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, there are no legal or governmental proceedings pending or to the best of the Company’s knowledge threatened to which the Company or any of the Subsidiaries or any of their respective officers is a party or of which any of their respective properties is subject at law or in equity, or before or by any federal, state, provincial, local or foreign governmental or regulatory authority or commission, that, if determined adversely to the Company or any of its Subsidiaries, could result in a judgment, decree or order that could reasonably be expected to have a Material Adverse Effect or prevent consummation of the transactions contemplated hereby.

(bb)
No Dispute with Indigenous Groups. Except as disclosed or incorporated by reference in the Registration Statement, the Base Prospectus, the Prospectus, the Prospectus Supplement or any Permitted Free Writing Prospectus, to the best of the Company’s knowledge, no dispute between the Company or any of its

Subsidiaries and any local, native, aboriginal, or indigenous group exists or is threatened or imminent with respect to any of the Company’s properties, assets or exploration activities that could reasonably be expected to have a Material Adverse Effect.

(cc)
Financial Information.  The consolidated financial statements of the Company and the Subsidiaries and the schedules thereto included or incorporated in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus present fairly in all material respects the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified; such consolidated financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; any financial statement schedule included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus fairly presents in all material respects the information required to be shown therein; no other financial statements or schedules are required by Form S-3 or otherwise to be included in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus; there is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect; all disclosures contained in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.

(dd)
No Material Changes.  Subsequent to the respective dates as of which information is given in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus, there has not been (i) any material adverse change in the business, prospects, properties or assets described or referred to in the Registration Statement or the Prospectus, or in the results of operations, condition (financial or otherwise), business or operations of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, or (ii) except as otherwise expressly disclosed in the Registration Statement and the Prospectus (including in any Incorporated Documents), (A) any transaction that is material to the Company or the Subsidiaries, taken as a whole, planned or entered into by the Company or any of the Subsidiaries, (B) any obligation, direct or contingent, that is material to the Company and the Subsidiaries, incurred by the Company or the Subsidiaries, taken as a whole, except obligations incurred in the ordinary course of business, (C) any material change in the capital stock or outstanding indebtedness of the Company or the Subsidiaries (other than shares of Common Stock issued in exchange for Exchangeable Shares of Oilsands Quest Sask Inc. and upon the exercise of employee and director stock-based compensation plans), (D) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company  or (E) any other material information required to be publicly disclosed prior to the issuance of any Shares in accordance with the Exchange Act.

(ee)
No Investment Company.  The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ff)
No Rights to Acquire Stock.  Except as disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Company or any of its Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, or (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options.

(gg)
No Stabilization.  None of the Company, Subsidiaries,  or to the best of the Company’s knowledge any of their respective officers, directors and controlling persons has taken, directly or indirectly, any action that is designed to or that has constituted or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(hh)
No FINRA Affiliations.  The Company (i) is not required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or the rules and regulations thereunder, and (ii) directly, or indirectly through one or more intermediaries, does not control any member firm of FINRA.

(ii)	No Reliance on KCA. The Company has not relied upon KCA or legal counsel for KCA for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

(jj)
Binding and Enforceable Agreements.  To the best of the Company’s knowledge, all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus are legal, valid and binding obligations of the Company or such Subsidiary, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity other than where such failure would not have a Material Adverse Effect.

(kk)
Related Party Transactions.  No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries, on the other hand, which is required by the Act to be described in the Registration Statement and the Prospectus that is not so described in such documents or such documents incorporated by reference therein and, if necessary, in any Permitted Free Writing Prospectus.

(ll)
Real and Personal Property.  With such exceptions as would not have, or would not reasonably be expected to have, a Material Adverse Effect, the Company and the Subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case free and clear of all Encumbrances, except such as are disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, existing and binding leases, with such exceptions as are disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary.

(mm)
Compliance with Environmental Laws.  Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, (a) the Company and its Subsidiaries (i) are in compliance with any and all applicable federal, state, provincial, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, including but not limited to regulations relating to the exploration, development or production of petroleum products and the abandonment, reclamation or remediation of properties associated with the production of petroleum products (collectively, “Environmental Laws”); (ii) have received or will hold at the required time and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal, release or presence of hazardous or toxic substances or wastes, pollutants or contaminants; and (b) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its Subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect.

(nn)
Intellectual Property.  The Company and each Material Subsidiaries owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights,licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by it and neither the Company or any Subsidiary has received any notice and is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect on the Company or its Subsidiaries (taken as a whole).

(oo)
Disclosure Controls and Procedures.  The Company and its Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Exchange Act and that such information is communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company and its Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(pp)
Internal Control Over Financial Reporting.  The Company and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, there are no material weaknesses in the Company’s internal controls.  The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (x) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(qq)
Taxes.  Each of the Company and the Material Subsidiary has filed on a timely basis all material federal, state, provincial, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes shown as due thereon; and except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity which if, determined adversely to any such entity, could have a Material Adverse Effect; and all tax liabilities are adequately provided for on the respective books of such entities.

(rr)	[Intentionally omitted]

(ss)
Employees.  No labor disturbance by or dispute with employees of the Company or its Material Subsidiary exists or, to the best of the Company’s knowledge, is contemplated or threatened and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.

(tt)
Unlawful Payments.  Neither the Company nor any of its Subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(uu)
Anti-Money Laundering Laws.  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(vv)
Compliance with Trade Sanctions.  (A) The Company represents that neither the Company nor any of its Subsidiaries, nor to the best of the Company’s knowledge any director, officer or employee thereof, nor, to the best of the Company’s knowledge, any agent, affiliate or representative of the Company or any of its Subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria) and (B) the Company represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (x) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or (y) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise). The Company represents and covenants that for the past 5 years, it and its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(ww)
Offering.  With respect to the offering contemplated hereby, the Company has not offered shares of its Common Stock or any other securities convertible into or exchangeable or exercisable for shares of Common Stock in a manner in violation of the Act or other applicable securities law; the Company has not distributed any offering material in connection with the offer and sale of the Shares, other than in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus and other materials permitted by the Act or the rules and regulations promulgated thereunder.

(xx)
No Brokerage Fees.  Neither the Company nor any of its Subsidiaries is a party to any, agreement, arrangement, or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its Subsidiaries for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(yy)
Insurance.  The Company and each Material Subsidiary is insured by insurers of recognized financial responsibly against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; all policies of insurance insuring the Company and the Material Subsidiary or its businesses, assets, employees, officers and directors are in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Effect.

(zz)
Federal Reserve Regulations.  Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(aaa)
Forward-Looking Statements.  No material forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(bbb)
Listing Compliance. The Company is in compliance with the requirements of the Exchange for continued quotation of the Common Stock thereon; and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the quotation of the Common Stock on the Exchange, nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or quotation; the transactions contemplated by this Agreement will not contravene the rules and regulations of the Exchange.

(ccc)
Other Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(ddd)
Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(eee)	Regulation M. As of the date hereof, the Common Stock is not an “actively-traded security” excepted from the requirements of Rule 101 under Regulation M by subsection (c)(1) of such rule.

5.	Certain Covenants of the Company. The Company hereby agrees with KCA:

(a)
Before using or filing any Permitted Free Writing Prospectus and before amending or supplementing the Registration Statement or the Prospectus (in each case other than due to the filing of an Incorporated Document), or during any period of time in which a Prospectus relating to the Shares is required to be delivered under the Act, to furnish to KCA a copy of each such proposed Permitted Free Writing Prospectus, amendment or supplement within a reasonable period of time before filing any such Permitted Free Writing Prospectus, amendment or supplement with the Commission, and the Company will not use, or file any such Permitted Free Writing Prospectus or file any such proposed amendment or supplement to which KCA reasonably objects, unless the Company’s legal counsel has advised the Company that filing such document is required by law.

(b)
To prepare a Prospectus Supplement with respect to any Shares sold by the Company pursuant to this Agreement in a form previously approved by KCA and to file such Prospectus Supplement pursuant to, and within the time periods required by, Rule 424(b) and Rules 430B or 430C under the Act and to file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Act and to provide copies of the Prospectus and such Prospectus Supplement and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed and available on EDGAR) to KCA via e-mail in “.pdf” format on such filing date to an e-mail account designated by KCA and, at KCA’s request, to also furnish copies of the Prospectus and such Prospectus Supplement to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market.

(c)
To file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, and during such same period to advise KCA, promptly after the Company receives notice thereof, (i) of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any Permitted Free Writing Prospectus or any amended Prospectus has been filed with the Commission, (ii) the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Shares or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Act, (iii) the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, (iv) of any request by the Commission for the amendment of the Registration Statement or the amendment or supplementation of the Prospectus or for additional information (v) of the occurrence of any event as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Basic Prospectus, the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, not misleading; and to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with each of the applicable provincial securities commissions in Canada in connection with the offering or sale of the Shares.

(d)
In the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Prospectus or suspending any such qualification referred to above, to use promptly its commercially reasonable efforts to obtain its withdrawal.

(e)
To furnish such information as may reasonably be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as KCA may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of, any such state (except service of process with respect to the offering and sale of the Shares); and to promptly advise KCA of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose.

(f)
To make available to KCA at its offices Purchase, New York (or as designated by KCA), without charge, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to KCA, as many copies of the Prospectus and the Prospectus Supplement (or of the Prospectus or Prospectus Supplement as amended or supplemented if the Company shall have made any amendments or supplements thereto and documents incorporated by reference therein after the effective date of the Registration Statement) and each Permitted Free Writing Prospectus as KCA may reasonably request for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule); and for so long as this Agreement is in effect, the Company will prepare and file promptly, subject to Section 5(a) hereof, such amendment or amendments to the Registration Statement, the Prospectus, the Prospectus Supplement or any Permitted Free Writing Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act.

(g)
To furnish or make available to KCA during the term of this Agreement and for a period of two years thereafter (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate and (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, and to furnish to KCA from time to time during the term of this Agreement such other information as KCA may reasonably request regarding the Company or the Subsidiaries, in each case as soon as such reports, communications, documents or information becomes available or promptly upon the request of KCA, as applicable; provided, that so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on EDGAR, it is not required to furnish such reports or statements to KCA.

(h)
If, at any time during the term of this Agreement, any event shall occur or condition shall exist as a result of which it is necessary in the reasonable opinion of counsel for KCA or counsel for the Company, to further amend or supplement the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented in order that the Prospectus or any such Permitted Free Writing Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in the light of the circumstances existing at the time the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in order to comply with the requirements of the Securities Act, immediate notice shall be given, and confirmed in writing, to KCA to cease the solicitation of offers to purchase the Shares, and the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Securities Act, the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Prospectus or any such Permitted Free Writing Prospectus comply with such requirements.

(i)
To generally make available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Section 11(a) of the Act and Rule 158 under the Act) covering each 12-month period beginning, in each case, not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in such Rule 158) of the Registration Statement with respect to each sale of Shares.

(j)
To furnish to KCA one signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments thereto, including all exhibits thereto and all documents incorporated by reference therein.

(k)
To apply the net proceeds from the sale of the Shares in the manner described in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus under the caption “Use of Proceeds.”

(l)
To not, and to cause its Subsidiaries not to, take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(m)
Except as otherwise agreed between the Company and KCA, to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, any Basic Prospectus, the Prospectus, any Permitted Free Writing Prospectus, each Preliminary Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to KCA and to dealers (including costs of mailing and shipment), (ii) the registration, issue and delivery of the Shares, (iii) the producing, word processing and/or printing of this Agreement, any powers of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to KCA (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for KCA in connection therewith) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to KCA, (v) the listing of the Shares on the Exchange and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by FINRA,  (vii) the fees and disbursements of counsel to the Company and the fees and disbursements of counsel to KCA in connection with the negotiation and completion of this Agreement (which shall include all matters required to be completed as conditions precedent to the parties agreeing to and executing the initial Transaction hereunder) and (viii) the performance of the Company’s other obligations hereunder.

(n)
With respect to the offering(s) contemplated hereby, that the Company will not offer shares of Common Stock or any other securities convertible into or exchangeable or exercisable for shares of Common Stock in a manner in violation of the Act or other applicable securities laws; the Company will not distribute any offering material in connection with the offer and sale of the Shares, other than the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus and other materials permitted by the Act or the rules and regulations promulgated thereunder.

(o)
During each period beginning with the date of the Transaction Notice and ending after the close of business on the Purchase Date for the related Transaction, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of its Common Stock or any securities convertible into or exercisable or exchangeable for such shares or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of such shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares or such other securities, in cash or otherwise, without the prior written consent of KCA, other than the Shares to be sold hereunder and any shares of Common Stock of the Company issued upon the exercise of options granted under existing employee stock-based compensation plans.

(p)
The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

(q)	To use its best efforts to cause the Shares to be listed on the Exchange.

(r)	That it consents to KCA trading in the Common Stock for KCA’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.

(s)
The Company covenants and agrees with KCA that (i) with respect to each of the Company’s first three fiscal quarters, on or prior to the date on which the Company shall be obligated to file a Quarterly Report on Form 10-Q in respect of such quarter and (ii) with respect to the Company’s fourth fiscal quarter for the year ended April 30, 2011 and for each year thereafter, on or prior to the 35th day following the end of the fourth fiscal quarter but only for such quarter in which sales of the Shares were made by KCA pursuant to this Agreement (each such date, a “Filing Date”), the Company will file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Act, which prospectus supplement will set forth, with regard to such quarter, the number of the Shares sold through KCA as agent pursuant to this Agreement in At-the-Market Offerings, the net proceeds to the Company from the sale of the Shares and the compensation paid by the Company with respect to such sales of the Shares pursuant to this Agreement and deliver such number of copies of each such prospectus supplement to the Exchange as are required by such Exchange.

(t)	To use its best efforts to satisfy, or cause to be satisfied, the conditions set forth in Section 6 hereof on or in respect of each Closing Date hereunder.

(u)
To advise KCA promptly after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter or other document provided to KCA pursuant to this Agreement.

6.      Execution of Agreement.  KCA’s obligation to execute this Agreement shall be subject to the satisfaction of the following conditions in connection with and on the intended date of the execution of this Agreement:

(a)	the Company shall have delivered to KCA:

(i)	an officers’ certificate signed by two of its executive officers certifying as to the matters set forth in Exhibit B hereto;

(ii)
an opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, corporate counsel to the Company, addressed to KCA and dated January 18, 2011, as to the matters set forth in Exhibit C hereto, with only such departures from such form as Morrison & Foerster LLP, counsel for KCA, shall have approved;

(iii)
an opinion of Moye White LLP, Colorado counsel to the Company, addressed to KCA and dated the date of this Agreement, as to the matters set forth in Exhibit D hereto, with only such departures from such form as Morrison & Foerster LLP, counsel for KCA, shall have approved;

(iv)
an opinion of Macleod Dixon LLP, Canadian counsel to the Company, addressed to KCA and dated January 18, 2011, as to the matters set forth in Exhibit E hereto, with only such departures from such form as Morrison & Foerster LLP, counsel for KCA, shall have approved;

(v)	a “comfort” letter of KPMG LLP, dated the date of this Agreement and addressed to KCA, in a form reasonably satisfactory to KCA and its counsel, as to matters set forth in Exhibit F hereto;

(vi)	a letter from McDaniel & Associates Consultants Ltd., the company’s resources engineers addressed to KCA and dated the date of this Agreement, as to the matters set forth in Exhibit G, hereto;

(vii)	evidence reasonably satisfactory to KCA and its counsel that the Registration Statement remains effective;

(viii)
evidence reasonably satisfactory to KCA and its counsel that the Shares have been submitted for approval for listing on the Exchange, subject only to notice of issuance at or before the time of purchase on the relevant Purchase Date;

(ix)
resolutions duly adopted by the Company’s board of directors, and certified by an officer of the Company, authorizing the Registration Statement, Company’s execution of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the issuance of the Shares and such other matters as are customary for the transactions contemplated hereby; and

(x)	such other documents as KCA shall reasonably request; and

(b)
KCA shall have received the favorable opinion of Morrison & Foerster LLP (i) a favorable opinion, as to the matters set forth in Exhibit H hereto, and (ii) a letter with respect to Rule 10b-5 of the Exchange Act, as to the matters set forth in Exhibit I hereto.

7.      Additional Covenants of the Company.  The Company further covenants and agrees with KCA as follows:

(a)
Each acceptance of a Transaction Notice by the Company shall be deemed to be an affirmation that the representations and warranties of the Company herein contained and contained in any certificate delivered to KCA pursuant hereto are true and correct at the Time of Acceptance, and an undertaking that such representations and warranties will be true and correct on any Closing Date, and at the time of delivery of Shares pursuant to the Transaction Notice, as though made at and as of each such time (it being understood that such representations and warranties shall relate to the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of such Transaction Notice).

(b)
Each time that the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (including, except as noted in the proviso at the end of this Section 7(b), by the filing of any Incorporated Document, but excluding any prospectus supplement filed pursuant to Section 5(b) hereof), the Company shall furnish or cause to be furnished to KCA promptly, but no later than two (2) business days, the following, each dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, in form and substance satisfactory to KCA and its counsel:

(i)
a certificate certifying as to the matters set forth in Exhibit B hereto at the time of the filing or effectiveness of such amendment or supplement, as applicable, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to such time);

(ii)
an opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Company, addressed to KCA, as to the matters set forth in Exhibit C hereto, with only such departures from such form as Morrison & Foerster LLP, counsel for KCA, shall have approved; or, in lieu of such opinion, counsel last furnishing such opinion to KCA shall furnish KCA with a letter substantially to the effect that KCA may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance);

(iii)
an opinion of Moye White LLP, counsel for the Company, addressed to KCA, as to the matters set forth in Exhibit D hereto, with only such departures from such form as Morrison & Foerster LLP, counsel for KCA, shall have approved; or, in lieu of such opinion, counsel last furnishing such opinion to KCA shall furnish KCA with a letter substantially to the effect that KCA may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance);

(iv)
an opinion of Macleod Dixon LLP, counsel for the Company, addressed to KCA, as to the matters set forth in Exhibit E hereto, with only such departures from such form as Morrison & Foerster LLP, counsel for KCA, shall have approved; or, in lieu of such opinion, counsel last furnishing such opinion to KCA shall furnish KCA with a letter substantially to the effect that KCA may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance);

(v)
a “comfort” letter of KPMG LLP, addressed to KCA, in a form reasonably satisfactory to KCA and its counsel of the same tenor as the letter referred to in Section 6(a)(iv) hereof but modified to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter; and

(vi)	a letter from McDaniel & Associates Consultants Ltd., the company’s resources engineers addressed to KCA, as to the matters set forth in Exhibit G, hereto;

(vii)	such other documents as KCA shall reasonably request;

provided, however, that the Company will not be required to furnish any of such certificates, opinions, letters or other documents to KCA in connection with the filing of a Current Report on Form 8-K unless (i) such Current Report on Form 8-K is filed at any time during which either a Transaction Notice is in effect or a prospectus relating to the Shares is required to be delivered under the Act and (ii) KCA has requested such certificates, opinions, letters or other documents based upon the event or events reported in such Current Report on Form 8-K.

(c)
(i) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Act shall be pending before or threatened by the Commission; the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of any Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act) and in accordance with Section 5(b) hereof; and all requests by the Commission for additional information shall have been complied with to the satisfaction of KCA and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, will have occurred and be in effect at the time the Company accepts a Transaction Notice; and (ii) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Company accepts a Transaction Notice.

(d)
To disclose in its Quarterly Reports on Form 10-Q and in its Annual Report on Form 10-K the number of the Shares sold through KCA under this Agreement, the net proceeds to the Company from the sale of the Shares and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant period.

8.      Conditions of KCA’s Obligation with Respect to Sale of the Shares.  KCA’s obligation to solicit purchases on an agency basis for the Shares pursuant to a Transaction Notice that has been accepted by the Company shall be subject to the satisfaction of the following conditions at the Time of Acceptance, the time of the commencement of trading on the Exchange on the Purchase Date and at the time of closing on the Closing Date:

(a)
The representations and warranties of the Company herein contained in this Agreement shall be true and correct as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date except (A) for failures to be true and correct that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, or (B) for those representations and warranties that address matters only as of a particular date (which representations shall have been true and correct, subject to the qualifications as set forth in the preceding clause (A), as of such particular date).

(b)	The Company shall have performed and observed its covenants and other obligations hereunder in all material respects.

(c)	From the date of delivery of the Transaction Notice until the Closing Date, trading in the Common Stock on the Exchange shall not have been suspended.

(d)
From the date of this Agreement, no event or condition of a type described in Section 4(dd) hereof shall have occurred or shall exist, which event or condition is not described in any Permitted Free Writing Prospectus (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of KCA makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, any Permitted Free Writing Prospectus and the Prospectus.

(e)	The Shares to be issued pursuant to the Transaction Notice shall have been approved for listing on the Exchange, subject only to notice of issuance.

(f)
No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state, provincial or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state, provincial or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Shares.

(g)
KCA shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its Subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as KCA may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate Governmental Authorities of such jurisdictions.

(h)	The Company shall have furnished evidence reasonably satisfactory to KCA and its counsel that the Registration Statement remains effective.

(i)
No amendment or supplement to the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus shall have been filed to which KCA shall have objected in writing.

(j)	On or prior to the Closing Date, the Company shall have furnished to KCA such further certificates and documents as KCA may reasonably request.

Notwithstanding the foregoing, in no event shall KCA offer the Shares in Canada or through the means of any Canadian exchange or over-the-counter market.

9.      Termination by KCA.

(a)
This Agreement and the obligations of KCA hereunder may be terminated, in the sole and absolute discretion of KCA, if at any time (i) any of the conditions specified in Section 8 hereof shall not have been fulfilled when and as required by this Agreement to be fulfilled; (ii) there has been since the respective dates as of which information is given in the Registration Statement, any material adverse change, or any development that is reasonably expected to cause a material adverse change, in or affecting the assets, operations, business or condition (financial or otherwise) of the Company, whether or not arising in the ordinary course of business; (iii) there has since the date hereof occurred an outbreak or escalation of hostilities, any change in the financial markets or any other national or international calamity or crisis the effect of which, in the judgment of KCA, is material and adverse and makes it impracticable or inadvisable to market or deliver the Shares or enforce contracts for the sale of the Shares; (iv) trading in any securities of the Company has been suspended by the Commission or by the Exchange or trading generally on the Exchange has been suspended (including automatic halt in trading pursuant to market-decline triggers other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such Exchange or FINRA or by order of the Commission or any other governmental authority; (v) any federal, state or provincial statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated that in the reasonable opinion of KCA has or will have a Material Adverse Effect; (vi) any action has been taken by any federal, state, provincial or local government or agency in respect of its monetary or fiscal affairs which in the reasonable opinion of KCA has a material and adverse effect on the securities markets in the United States; or (vii) a general moratorium on commercial banking activities has been declared by federal or New York authorities.

(b)
If KCA elects to terminate this Agreement as provided in this Section 9, KCA shall promptly notify the Company of such termination by telephone, promptly confirmed by facsimile or email stating in reasonable detail the basis therefor.  If a Transaction Notice is pending at the time of termination, KCA may declare such Transaction Notice void or may require the Company to complete the sale of Shares as specified in the Transaction Notice, at KCA’s sole discretion (to the extent doing so is permitted under applicable law and regulation).

(c)
If the solicitation of purchases on an agency basis as contemplated by this Agreement, is not carried out by KCA for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(m) and 11 hereof) and KCA shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 11 hereof).

(d)
KCA may terminate this Agreement for any reason upon giving 30 days’ prior notice to the Company.  Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5(m) and 11 hereof shall remain in full force and effect notwithstanding such termination and KCA shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 11 hereof).

10.	Termination by Company. The Company may terminate this Agreement in its sole discretion upon 30 days’ prior written notice to KCA.

11.	Indemnity and Contribution.

(a)
The Company agrees to indemnify and hold harmless KCA, its affiliates, directors and officers and each person, if any, who controls KCA within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus (or any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to KCA furnished to the Company in writing by KCA expressly for use therein, it being understood and agreed that the only such information furnished by KCA consists of the information described as such in Section 11(b) hereof.

(b)
KCA agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to KCA furnished to the Company in writing by KCA expressly for use in the Registration Statement, the Basic Prospectus, the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus, it being understood and agreed upon that the only such information furnished by KCA consists of the information in the Prospectus as specified in Exhibit K hereto.

(c)
If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Sections 11(a) or 11(b) hereof, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 11 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 11.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary or (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred.  Any such separate firm for KCA, its affiliates, directors and officers and any control persons of KCA shall be designated in writing by KCA and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  Notwithstanding the immediately preceding sentence Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)
If the indemnification provided for in Sections 11(a) and 11(b) hereof is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and KCA, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and KCA, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and KCA, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total discounts and commissions received by KCA in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares.  The relative fault of the Company, on the one hand, and KCA, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by KCA, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)
The Company and KCA agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(d) hereof.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 11(d) hereof shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 11, in no event shall KCA be required to contribute any amount in excess of the amount by which the total discounts and commissions received by KCA with respect to the offering of the Shares exceeds the amount of any damages that KCA has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)	The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

12.
Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and if to KCA, shall be sufficient in all respects if delivered to Knight Capital Americas, L.P., 320 Park Avenue, New York, New York 10012, with separate copies to the attention of William Kelly, Managing Director, wkelly@knight.com, and Joshua Jedwab, Managing Director - Legal & Compliance Dept, jjedwab@knight.com, Facsimile No. 914.251.5812, and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at:

Oilsands Quest Inc.
800, 326 – 11th Avenue SW
Calgary, Alberta, Canada T2R 0C5
Attn: Brian MacNeill
   Chief Executive Officer

Notwithstanding the foregoing, Transaction Notices shall be delivered by facsimile or “.pdf” email format as follows:

  To the Company:
  Facsimile: 403.263.9812
  email: gwong@oilsandsquest.com
  Attn: Garth Wong
  Tel. Confirm: 403.263.1623

 To KCA of the Acceptance of Transaction Notice:
  Facsimile: 201.748.5527
  email: kmaxdesk@knight.com
  Attn: William Kelly, Managing Director
  Tel. Confirm: 212.209.1494

13.      No Fiduciary Relationship.  The Company acknowledges and agrees that KCA is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, KCA is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and KCA shall have no responsibility or liability to the Company with respect thereto. Any review by KCA of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of KCA and shall not be on behalf of the Company.

14.      Adjustments for Stock Splits.  The parties acknowledge and agree that all share related numbers contained in this Agreement and any Transaction Notice shall be adjusted to take into account any stock split effected with respect to the Shares.

15.        KCA as Market Maker.  KCA and one or more of its affiliates may make markets in the Common Stock or other securities of the Company, in connection with which they may buy and sell, as agent or principal, for long or short account, shares of Common Stock or other securities of the Company, at the same time that KCA is acting as agent pursuant to this Agreement; provided that KCA acknowledges and agrees that any such transactions are not being, and shall not be deemed to have been, undertaken at the request or direction of, or for the account of, the Company, and that the Company has and shall have no control over any decision by KCA and its affiliates to enter into any such transactions.

16.      Governing Law; Construction.  This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York, other than rules governing choice of applicable law.  The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

17.      Submission to Jurisdiction.  Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have nonexclusive jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto.  Each of KCA and the Company, on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates, waives any right it may have to trial by jury in any action, proceeding or counterclaim, whether based upon contract, tort or otherwise, in any way arising out of or relating to this Agreement.  Each of KCA and the Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the either KCA or the Company and may be enforced in any other courts in the jurisdiction of which KCA or the Company is or may be subject, by suit upon such judgment.

18.      Parties in Interest.  The Agreement herein set forth has been and is made solely for the benefit of KCA and the Company and to the extent provided in Section 11 hereof the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators.  No other person, partnership, association or corporation (including a purchaser, as such purchaser, from KCA) shall acquire or have any right under or by virtue of this Agreement.

19.      Successors and Assigns.  This Agreement shall be binding upon KCA and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and KCA’s respective businesses and/or assets.

20.      Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and KCA contained in this Agreement or made by or on behalf of the Company or KCA pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or KCA.

21.      Certain Defined Terms.  For purposes of this Agreement, except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under Act.

22.      Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

23.      Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

[The remainder of this page is intentionally left blank.]

If the foregoing correctly sets forth the understanding between the Company and KCA, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and KCA.

Very truly yours,

OILSANDS QUEST INC.

By:	/s/ Garth Wong
Name: Garth Wong
Title: Chief Financial Officer

Accepted and agreed to as of the date first above written:

KNIGHT CAPITAL AMERICAS, L.P.

By:	/s/William Kelly
Name: William Kelly
Title: Managing Director

Schedule I

Subsidiaries of the Company

Entity	State of Incorporation
Oilsands Quest Sask Inc	Alberta, Canada
Township Petroleum Corporation	Alberta, Canada
Western Petrochemicals Corp.	Alberta, Canada
Stripper Energy Services Inc.	Alberta, Canada
1291329 Alberta Ltd.	Alberta, Canada
Oilsands Quest Technology Inc.	Alberta, Canada
1259882 Alberta Ltd.	Alberta, Canada

Exhibit A

[KCA Letterhead]

__________, 201_

Via Email or Facsimile

Oilsands Quest Inc.
800, 326 – 11th Avenue SW
Calgary, Alberta, Canada T2R 0C5
Attention: Brian MacNeill

TRANSACTION NOTICE

Dear ___________:

This Notice sets forth the terms of the agreement of Knight Capital Americas, L.P. (“KCA”)  with Oilsands Quest Inc, a Colorado corporation (the “Company”), relating the issuance of up to $20,000,000 shares of the Company’s common stock, par value $0.001 per share pursuant to the Distribution Agreement between the Company and KCA, dated January 14, 2011 (the “Agreement”).  Unless otherwise defined below, capitalized terms defined in the Agreement shall have the same meanings when used herein.

By countersigning or otherwise indicating in writing the Company’s acceptance of this Notice (an “Acceptance”), the Company shall have agreed with KCA to engage in the following agency transaction:

Number of Shares to be Sold:

Minimum Price at which Shares may be Sold: (“Floor Price”)

Average Daily Trading Volume (“ADTV”)1:

Date(s) on which Shares may be Sold: (“Purchase Date”)2

Manner in which Shares are to be Sold:
[Specify “at-the-market” or other method]

The Transaction set forth in this Notice will not be binding on the Company or KCA unless and until the Company delivers its Acceptance; provided, however, that neither the Company nor KCA will be bound by the terms of this Notice unless the Company delivers its Acceptance by ____ am/pm (New York time) on [the date hereof/________, 201_].

1 Determined in accordance with Regulation M.

2 See Section 3(b) of the Agreement for determination of Purchase Date.

A - 1

Exhibit A

The Transaction, if it becomes binding on the parties, shall be subject to all of the representations, warranties, covenants and other terms and conditions of the Agreement, except to the extent amended or modified hereby, all of which are expressly incorporated herein by reference.  Each of the representations and warranties set forth in the Agreement shall be deemed to have been made at and as of the date of the Company’s Acceptance and on any Purchase Date and any Closing Date.

If the foregoing conforms to your understanding of our agreement, please so indicate by providing your Acceptance in the manner contemplated by the Agreement.

Very truly yours,

KNIGHT CAPITAL AMERICAS, L.P.

By:	/s/
Name:
Title:

ACCEPTED as of the date first above written

OILSANDS QUEST INC.

By:
Name: Title:

[Note:  The Company’s Acceptance may also be evidenced by a separate written acceptance referencing this Notice and delivered in accordance with the Agreement]

A - 2

Exhibit B

Officers’ Certificate

1.           The representations and warranties of the Company in the Agreement are true and correct in all material respects as of the date hereof as though made on and as of this date;

2.           The Company has performed all obligations and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement at or prior to the date hereof;

3.           The Company’s Registration Statement (File No. 333-168461) under the Securities Act has become effective; no stop order suspending the effectiveness of such Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission have been complied with; and

4.           Subsequent to the respective dates as of which information is given in the Registration Statement, any Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus, there has not been (i) any material adverse change in the business, prospects, properties or assets described or referred to in the Registration Statement or the Prospectus, or in the results of operations, condition (financial or otherwise), business or operations of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, (ii) except as otherwise expressly disclosed in the Registration Statement and the Prospectus (including in any Incorporated Documents), (A) any transaction that is material to the Company or the Subsidiaries, taken as a whole, planned or entered into by the Company or any of the Subsidiaries, (B) any obligation, direct or contingent, that is material to the Company and the Subsidiaries, incurred by the Company or the Subsidiaries, taken as a whole, except obligations incurred in the ordinary course of business, (C) any material change in the capital stock or outstanding indebtedness of the Company or the Subsidiaries (other than shares of Common Stock issued in exchange for Exchangeable Shares of Oilsands Quest Sask Inc. and upon the exercise of employee and director stock-based compensation plans), (D) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company  or (E) any other material information required to be publicly disclosed prior to the issuance of any Shares in accordance with the Exchange Act, and (iii) no shares were issued by treasury between January 12, 2011 and January 14, 2011.

B - 1

Exhibit C

Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, Counsel for the Company

1.           The issuance and sale of the Offered Securities by the Company, the compliance by the Company with all of the provisions of the Distribution Agreement and the performance by the Company of its obligations thereunder will not violate Applicable Law or any judgment, order or decree of any court or arbitrator known to us, except where the violation could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole.  For purposes of this letter, the term “Applicable Law” means those laws, rules and regulations of the United States of America and the State of New York, in each case which in our experience are normally applicable to the transactions of the type contemplated by the Distribution Agreement, except that, “Applicable Law” does not include the anti-fraud provisions of the securities laws of any applicable jurisdiction or any state securities or Blue Sky laws of the various states.

2.           The Registration Statement and the U.S. Prospectus, as of their respective effective or issue times, appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations of the Commission under the Act, except for the financial statements, financial statement schedules and other financial data, and information relating to oil and gas resources, production and working interests, including the information derived from the McDaniel Report, included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference, as to which we express no opinion.

C - 1

Exhibit D

Opinion of Moye White LLP, Colorado Counsel for the Company

1.           The Company is validly existing as a corporation and in good standing under the laws of the State of Colorado.

2.           The authorized capital stock of the company is 760,000,000 shares, of which 10,000,000 are shares of preferred stock, par value $.001 per share, and 750,000,000 shares are shares of common stock, par value $.001 per share. This description of the common stock in the Base Prospectus and Prospectus Supplement conforms with the Company’s authorized capital stock.

3.           The Company has full right, power and authority to execute and deliver the Agreement and to perform its obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by the Company of the Agreement and the consummation by the Company of the transactions contemplated thereby has been taken.

4.           The Agreement has been duly authorized, executed and delivered by the Company.

5.           The Offered Securities have been duly authorized, and, when issued, delivered and paid for in accordance with the terms of the Agreement, including the issuance of a Transaction Notice by the Company and acceptance thereof by the KCA, will be validly issued, fully paid and nonassessable, provided that the offer and sale of the Offered Securities and the issuance and delivery thereof are in conformity with the resolutions of the Company’s board of directors dated January 12, 2011.

6.           The Base Prospectus and the Prospectus has been duly authorized by the Company’s Board of Directors.

7.           The execution and delivery of the Agreement and the fulfillment of the terms thereof by the Company, will not result in a breach of, or constitute a default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or constitute a default under any term or provision of the Company's Articles of Incorporation or Bylaws.

D - 1

Exhibit E

Opinion of Macleod Dixon LLP, Canadian Counsel for the Company

1.           Each of the Material Subsidiaries has been duly incorporated and is validly subsisting under the laws of Alberta and has all requisite corporate capacity, power and authority to carry on its business as now conducted by it and to own its properties and assets.

2.           All the outstanding common shares or other equity interests of each Material Subsidiary have been validly authorized and issued, and are fully paid and non-assessable.

3.           To the knowledge of counsel, none of the Material Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of clauses (ii) and (iii) for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

4.           The execution, delivery and performance by OQI of the Distribution Agreement, the issuance and sale of the Common Shares, and compliance by OQI with the terms of, and the consummation of the transactions contemplated by, the Distribution Agreement will not result in a breach of, or constitute a default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or constitute a default under:

(a)           any of the charter or by-laws or similar organizational documents of any of the Material Subsidiaries; or

(b)           of which we are aware, any indenture, mortgage, note, contract, agreement (written or oral), instrument, lease or other document to which any of the Material Subsidiaries is a party or by which any of the Material Subsidiaries is bound or to which any of property or assets of any Material Subsidiary is subject as at the date hereof; or

(c)           of which we are aware, any judgment, decree or order, of any court, governmental agency or body or regulatory authority having jurisdiction over or binding the Corporation or its properties or assets;

except, in the case of paragraphs (b) and (c) above, for such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

5.           To  our knowledge, except as described in the Registration Statement, any Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which any of the Material Subsidiaries is or may be a party or to which any property of the any of the Material Subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to any of the Material Subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to our knowledge, except as described in the Registration Statement, any Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

E - 1

6.           A final decision document has been obtained from the Alberta Securities Commission confirming that a final passport receipt has been issued by each of the securities commissions in each province of Canada (other than Quebec) in respect of the final base shelf prospectus of the Corporation dated August 16, 2010; to our knowledge, the Alberta Securities Commission has not revoked such decision document and no order having the effect of ceasing or suspending the distribution of the securities of the Corporation has been issued by the Alberta Securities Commission and no proceeding for that purpose has been initiated or threatened by the Alberta Securities Commission.

7.           Except such as have been made or obtained under applicable securities laws or other applicable laws, no consent, approval, authorization or order of or filing, registration or qualification with any court, governmental agency or body or regulatory authority is required, under the laws of the Province of Alberta or the federal laws of Canada applicable therein for the execution, delivery and performance by the Corporation of the Distribution Agreement or the completion by the Corporation of the transactions contemplated therein.

8.           All necessary approvals, permits, consents, orders and authorizations required under Alberta securities laws have been obtained by the Corporation, and all necessary documents have been filed, all necessary proceedings have been taken and all other legal requirements under Alberta securities laws have been fulfilled by the Corporation in order to qualify the distribution of the Common Shares to the public in the United States and to permit the sale and delivery of the Common Shares to the public in the United States.

9.           The Corporation is eligible to file a short form prospectus with the Alberta Securities Commission under NI 71-101.

E - 2

Exhibit F

“Comfort Letter” from KPMG LLP

Customary provisions as agreed to between the Agent and KPMG LLP.

F - 1

Exhibit G

Letter from McDaniel & Associates Consultants Ltd.

1.           We are independent petroleum engineers with respect to the Company and its subsidiaries.

2.           We are familiar with the standards pertaining to the estimating and auditing of oil and gas reserves information promulgated by the Alberta Securities Commission. Neither we, not, to our knowledge, do any of our employees, officers, or directors, own interest in any subsidiary. We have not been employed on a contingent bases by the Company or its subsidiaries.

3.            The information relating to resource evaluation and estimates contained in the independent engineering estimate of contingent, discovered and undiscovered resources (the “McDaniel Report”) delivered to the Company on July 7, 2010 has been prepared in accordance with the standards set out Canadian Oil and Gas Evaluation Handbook, which is a primary reference for reporting resources under Canadian Securities Administrators National Instrument 51-101 Standards of Disclosure for Oil and Gas Activities.

4.           No additional information has been brought to our attention that would lead us to believe that there would or should be a material change in the estimates attributable to the interest of the Company and its subsidiaries in certain oil and gas properties covered by the McDaniel Report.

5.           Knight Capital Americas, L.P. may rely upon our McDaniel Report in the same manner as if such report were addressed to them.

G - 1

Exhibit H

Matters to be covered in Opinion of Morrison & Foerster LLP, Counsel for Agent

1.           The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado.

2.           The Distribution Agreement has been duly authorized, executed and delivered by the Company.

3.           The Shares have been duly authorized, and, when issued, delivered and paid for in accordance with the terms of the Agreement, including the issuance of a Transaction Notice by the Company and acceptance thereof by the Agent, will be validly issued, fully paid and nonassessable, provided that the offer and sale of the Shares and the issuance and delivery thereof are in conformity with the resolutions of the Company’s board of directors dated January 12, 2011.

4.           The Shares conform in all material respects to the description thereof contained under the heading “Description of Capital Stock” in the Prospectus.

5.           The Registration Statement has become effective under the Act, and we are not aware that any stop order suspending the effectiveness thereof has been issued or any proceedings for that purpose have been instituted or are pending or threatened under the Act.

6.           The Prospectus was filed in a manner and within the time period required by Rule 424(b) under the Act.

7.           The Registration Statement, as of the effective date thereof, complied as to form in all material respects with the requirements of the Act (except as to the financial statements, supporting schedules, footnotes and other financial, statistical and reserve information included therein, as to which we express no opinion).

H - 1

Exhibit I

Letter with Respect to Rule 10b-5 of Morrison & Foerster LLP, Counsel for Agent

We have participated in conferences with your representatives and with representatives of the Company, its counsel and its accountants concerning the Registration Statement and the Prospectus and have considered the matters required to be stated therein and the statements contained therein, although we have not independently verified the accuracy, completeness or fairness of such statements.  Based upon and subject to the foregoing, nothing has come to our attention that leads us to believe that (i) the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we have not been requested to and do not make any comment in this paragraph with respect to the financial statements, supporting schedules, footnotes and other financial, statistical and reserve information contained in the Registration Statement or the Prospectus).

I - 1

Exhibit J

Free Writing Prospectuses

1.	None.

J - 1

Exhibit K

Information Supplied By Agent

Knight Capital Americas, L.P., as agent, (“KCA”) will use commercially reasonable efforts to solicit offers to purchase the shares of common stock upon receipt of a notice from us specifying the number of shares to be sold and such other matters as may be agreed upon by us and KCA.  Subject to the terms and conditions of the equity distribution agreement, KCA will use commercially reasonable efforts to sell on our behalf all of the designated shares of common stock pursuant to the terms agreed to with us, including the number of shares to be offered in the placement and any minimum price below which sales may not be made.

K - 1

Exhibit L

Company Wire Transfer Information

[REDACTED]

L - 1